                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           ADVANCE ROSS CORPORATION
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                            ADVANCE ROSS CORPORATION
                       233 SOUTH WACKER DRIVE, SUITE 9700
                          CHICAGO, ILLINOIS 60606-6502

To the Stockholders of
ADVANCE ROSS CORPORATION:

  You are invited to attend the 1995 annual meeting of stockholders of Advance Ross Corporation which will be held on Monday, June 5, 1995, at 10:00 a.m., local time, at the LaSalle Bank Building, Room 1204, 135 South LaSalle Street, Chicago, Illinois. Accompanying this letter are the official Notice of Meeting and a Proxy Statement. These items describe the business to be conducted at the meeting.

  At the meeting, the holders of Advance Ross Common Stock will elect two directors to serve three-year terms expiring at the annual meeting in 1998. Stockholders will also be asked to ratify the appointment of the independent auditors for the Company by the Board of Directors for 1995.

  We have also enclosed the annual report for Advance Ross for the year ended December 31, 1994. This report covers financial and other information concerning the operations of Advance Ross.

  If you plan to attend the meeting and are a stockholder of record, please check your proxy card in the space provided for that purpose. If you plan to attend the meeting and your shares are held in the name of a broker or other nominee, please bring a proxy or letter from your broker or other nominee to the meeting to confirm your ownership of the shares.

  Your vote on these matters is important no matter how large your holdings in the Company's common stock are. We hope you will be able to attend the meeting in person. Whether you are going to attend in person or not, please vote, date, sign and mail promptly the enclosed proxy card in the postage prepaid envelope provided to assure that your shares are represented at the meeting. If you wish to vote in accordance with the directors' recommendations, you do not have to mark a choice on the card; all you need to do is date and sign the card and return it in the envelope provided. If you attend the meeting, you may vote in person if you wish to do so even though you have sent in your proxy.

                                          Sincerely,

                                          HARVE A. FERRILL
                                          Chairman of the Board and Chief
                                           Executive Officer

Chicago, Illinois
May 4, 1995

                            NOTICE OF ANNUAL MEETING

To the Stockholders of
ADVANCE ROSS CORPORATION:

  Notice is hereby given that the annual meeting of stockholders of Advance Ross Corporation will be held at the LaSalle Bank Building, Room 1204, 135 South LaSalle Street, Chicago, Illinois, on Monday, June 5, 1995, at 10:00 a.m., local time, for the following purposes:

    (1) To elect two directors to serve until the annual meeting of stockholders in 1998, and until their respective successors are elected and qualified;

    (2) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year 1995; and

    (3) To act upon any other matters which may properly be brought before the meeting.

  The close of business on April 27, 1995, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

  Whether or not you plan on attending the meeting, please vote, date and sign the enclosed proxy and return it in the enclosed postage prepaid addressed envelope to Advance Ross Corporation, Midtown Station, P.O. Box 918, New York, New York 10138-0719. Any stockholder giving a proxy may revoke the proxy at any time before it is voted by written notice to the Secretary of the Company. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                          By Order of the Board of Directors

                                          CONSTANCE SCHIRMER
                                          Secretary

Chicago, Illinois
May 4, 1995

  ALL STOCKHOLDERS  ARE URGED TO  ATTEND THE MEETING  IN PERSON OR  BY PROXY.
     WHETHER OR NOT YOU EXPECT TO  BE PRESENT AT THE MEETING, PLEASE MARK,
       SIGN  AND DATE THE ENCLOSED PROXY CARD AND RETURN IT  PROMPTLY IN
          THE ENCLOSED  POSTAGE PREPAID  ENVELOPE FURNISHED  FOR THAT
             PURPOSE.

                            ADVANCE ROSS CORPORATION
                       233 SOUTH WACKER DRIVE, SUITE 9700
                          CHICAGO, ILLINOIS 60606-6502

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                  INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Advance Ross Corporation (the "Company") for use at the Annual Meeting to be held at the LaSalle Bank Building, Room 1204, 135 South LaSalle Street, Chicago, Illinois, on Monday, June 5, 1995, at 10:00 a.m., local time, and any adjournment thereof.

  The Annual Meeting will be held for the transaction of business described in this Proxy Statement and for the transaction of such other business as may properly come before the meeting. At the date of this Proxy Statement, the only business which the Board intends to present, or knows that others will present, is that described in this Proxy Statement.

  At the Annual Meeting, the holders of the Company's Common Stock will consider and vote upon (i) two nominees for election to the Board of Directors of the Company and (ii) ratification of the Board of Directors' appointment of independent auditors.

                                    GENERAL

  The close of business on April 27, 1995, has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of the Company's Common Stock will be entitled to vote at the Annual Meeting. As of the close of business on April 27, 1995, there were outstanding 3,490,826 shares of the Company's Common Stock, each of which will be entitled to one vote at the Annual Meeting. A majority of the outstanding shares of the Company's Common Stock voting in person or by proxy constitutes a quorum. For Proposal 1 (Election of Directors), the vote of a plurality of the shares of the Company's Common Stock present at the meeting, in person or by proxy, is required for election. For Proposal 2 (Ratification of Selection of Independent Accountants), the vote of a majority of the shares of the Company's Common Stock present at the meeting, in person or by proxy, is required for approval. All proxies received by the Company will be voted as specified unless revoked at any time prior to their submission to the Secretary of the Company. All abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any other matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

  The entire cost of the solicitation of proxies will be paid by the Company. Solicitation will be primarily by mail. However, directors, officers and employees of the Company may also solicit by telephone or personal contact, but no such person will be compensated for such solicitation. The Company may retain a professional proxy solicitation organization to assist in soliciting proxies to the Annual Meeting at a cost expected not to exceed $4,000 plus expenses. Banks, brokers and others holding shares, either in their own names or names of nominees for others, will be reimbursed for out-of-pocket expenses incurred for sending proxy material to the beneficial owners of such shares.

  The Company's 1994 Annual Report accompanies this Proxy Statement. The Annual Report contains financial and other information about the Company, but the Annual Report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material. Unless otherwise indicated, the "Company" as used in this Proxy Statement, refers to Advance Ross Corporation, its predecessors and subsidiaries.

  The notice of this meeting, this Proxy Statement, a proxy card, a postage prepaid envelope and the Company's 1994 Annual Report are being mailed on or about May 4, 1995, to each stockholder of the Company at such holder's address of record.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

  The By-laws of the Company provide that the Board of Directors shall consist of at least five and no more than 11 directors as may be fixed by the Board of Directors from time to time. The directors are divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class III. At each Annual Meeting of the stockholders, successors to directors whose terms of office are scheduled to expire at that Annual Meeting are elected for a three-year term. At present, there are seven directors of the Company.

  The Board of Directors is soliciting proxies for the election of Harve A. Ferrill (who currently serves as Chief Executive Officer, Chairman of the Board and a director of the Company) and Roger E. Anderson (who currently serves as a director of the Company) to serve until the annual election of that class of directors by stockholders in 1998 and until their successors are elected and qualified.

  The persons so authorized in valid proxies received pursuant to this solicitation will vote the shares represented by such proxies for the election of Messrs. Ferrill and Anderson as directors. If for some unexpected reason, a nominee becomes unavailable for election, the votes will be cast pursuant to the authority granted by the enclosed proxy for a person that will be designated by the Board of Directors of the Company.

  Information regarding the nominees and current directors is set forth below. There are no marriage, blood or adoptive relationships among the individuals. Each current director has served continuously since he was first elected. Unless otherwise indicated, the employment history of each director is for five or more years.

                                                                SHARES OF
                                                               COMMON STOCK
                                                               BENEFICIALLY
                                                               OWNED AS OF
                                                              APRIL 27, 1995
                                                              -----------------
                                                                 VOTING &
                                                                INVESTMENT
                                        YEAR TERM  YEAR FIRST     POWER
                                        OF OFFICE    BECAME   -----------------
               NAME                AGE WILL EXPIRE  DIRECTOR   SOLE      SHARED
               ----                --- ----------- ---------- -------    ------
NOMINEES
Harve A. Ferrill..................  62    1998        1976    272,300(3)   --
 Director. Chief Executive Officer
 since July 1991, Chairman of the
 Board since October 1992.
 President, November 1990 to June
 1993. Chairman of the Board of
 Directors of GeoWaste
 Incorporated (waste management)
 since August 1991. President of
 Ferrill-Plauche Co., Inc.
 (private investment company)
 since November 1982. Chairman of
 the Board of Directors and Chief
 Executive Officer of Efficient
 Health Systems, Inc. (health care
 cost containment services) from
 1984 to 1989. Director of Gaylord
 Container Corporation (paper
 products). (2)(4)
Roger E. Anderson.................  52    1998        1992     42,448(7)   --
 Director. Partner of Hamilton
 Capital Partners since 1991
 (investment banking firm).
 Partner of Hamilton Associates
 since December 1994. President of
 Anderson & Co. (investment
 company) from 1988 to 1991.
 Director of Wennergren-Williams
 AB (outdoor advertising). (5)(6)
OTHER DIRECTORS
Harold E. Guenther................  67    1997        1994      3,000      --
 Director. Senior Vice President
 of Kemper Financial Services,
 Inc. (financial services) since
 1988. Director of Kelly Services,
 Inc. (temporary help services).
 (5)(6)
Duane R. Kullberg.................  62    1997        1992      2,500      --
 Director. Retired. Chief
 Executive Officer-Managing
 Partner of Arthur Andersen & Co.,
 S.C. (accounting and consulting
 firm) from 1980 to 1989. Director
 of Chicago Board Options Exchange
 (financial instruments exchange)
 and John Nuveen Company
 (municipal securities).
 (1)(2)(5)(6)
Thomas J. Peterson................  64    1996        1985        --     8,000
 Director. Senior Vice President
 of Golden Bear International,
 Inc. since December 1985 (golf
 services, club management and
 real estate development). (1)
Herbert S. Wander.................  60    1996        1991     10,000      --
 Director. Partner, Katten Muchin
 & Zavis (law firm). Director of
 Telephone & Data Systems, Inc.
 (telecommunications). (1)(2)
Paul G. Yovovich..................  41    1996        1993    203,200(3)   --
 Director. President and Chief
 Operating Officer since June
 1993. President of Central
 Telephone Company
 (telecommunications) from January
 1990 through December 1992. Vice
 President of Centel Corporation
 (tele-communications) from June
 1984 to January 1990. Director of
 U.S. Robotics, Inc.
 (telecommunications manufacturer)
 and Illinois Superconductor
 Corporation (superconducting
 technologies). (2)

- --------
(1) Member of Compensation Committee.
(2) Member of Executive Committee.
(3) Includes options to acquire 200,000 shares.
(4) Mr. Ferrill also beneficially owns 12 (.06 percent) shares of 5 percent cumulative preferred stock of the Company.
(5) Member of Audit Committee.
(6) Member of Nominating Committee.
(7) Includes options to acquire 33,424 shares. Excludes options to acquire 100,270 shares, one-third of which will become exercisable on each of November 2, 1995, 1996 and 1997. Includes 50 shares held by Mr. Anderson's son.

  As of April 27, 1995, 584,048 shares (13.3 percent) of the Company's Common Stock were beneficially owned by all directors, nominees and officers of the Company as a group.

BOARD AND COMMITTEE MEETINGS

  During 1994, the Board of Directors held five meetings. All of the directors attended 75 percent or more of all meetings.

  The Executive Committee held no meetings during 1994. The Executive Committee has the authority to exercise, when the Board of Directors is not in session, the powers and authority of the Board of Directors in the management of the business and affairs of the Company, subject to certain limitations as provided by the Delaware General Corporation Law.

  The Audit Committee held one meeting in 1994, at which all members were present.

  The Compensation Committee held four meetings in 1994, at which all members were present. The Compensation Committee also annually reviews the performance of the executive officers of the Company and the Board.

  At a meeting held on March 14, 1994, the Board of Directors appointed a Nominating Committee. The principal functions of the Nominating Committee are:
(i) to provide criteria to be used as a guideline in selecting and reviewing candidates for the Board; (ii) to develop and maintain a list of potential candidates for the Board; (iii) to provide an indoctrination and education program for new members of the Board; (iv) together with the Compensation Committee, to review the performance and contribution of outside members of the Board; and (v) to determine the need for, and qualification of, any corporate officer to be a candidate for nomination.

  The Nominating Committee will consider individuals recommended by stockholders of the Company as potential future nominees. The names of such individuals together with a full statement of their qualifications to serve as directors of the Company should be submitted to the Nominating Committee in care of the Secretary of the Company at 233 South Wacker Drive, Suite 9700, Chicago, Illinois 60606-6502. Duane R. Kullberg is the Chairman of the Nominating Committee.

COMPENSATION OF DIRECTORS

  Each director who is not an employee or a consultant of the Company is paid $1,250 per month.

                         OWNERSHIP OF VOTING SECURITIES

PRINCIPAL HOLDERS OF VOTING SECURITIES

  As of April 27, 1995, the following persons were known to the Company to be the beneficial owners of more than 5 percent of the Company's Common Stock:

                                               NUMBER OF SHARES OF
                                                  COMMON STOCK      PERCENT OF
      NAME AND ADDRESS OF BENEFICIAL OWNER    BENEFICIALLY OWNED(1)  CLASS(2)
      ------------------------------------    --------------------- ----------
      Allen & Co. Incorporated...............      391,400(3)          8.9%
      711 Fifth Avenue
      New York, New York 10022
      Harve A. Ferrill.......................      272,300(4)          6.2%
      233 South Wacker Drive
      Suite 9700
      Chicago, Illinois 60606

- --------
(1) As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.

(2) The number of shares of Common Stock outstanding for calculation of the Percent of Class includes shares of the Company's Common Stock outstanding on April 27, 1995, shares issuable under stock options exercisable within 60 days held by executive officers and shares held by, and shares issuable under a warrant held by, Allen & Co. Incorporated. It does not include shares held by or for the account of the Company.
(3) The number of shares of the Company's Common Stock beneficially owned was determined by a review of a Schedule 13D and a Form 4 filed with the Securities and Exchange Commission which state that Allen & Co. Incorporated has sole voting power and sole dispositive power with respect to the shares. Allen & Co. Incorporated reported beneficial ownership of 151,400 shares and warrants to acquire an additional 240,000 shares at an exercise price of $4.75 per share.
(4) Includes options to acquire 200,000 shares.

VOTING SECURITIES BENEFICIALLY OWNED BY OFFICERS AND DIRECTORS

  The following table sets forth, as of April 27, 1995, information with respect to beneficial ownership of shares of the Company's Common Stock by each director and nominee, all directors and executive officers as a group, and percent of class.

                                  NUMBER OF SHARES OF
                                     COMMON STOCK      PERCENT OF
      NAME OF BENEFICIAL OWNER   BENEFICIALLY OWNED(1)  CLASS(2)
      ------------------------   --------------------- ----------
      Roger E. Anderson.......           42,448(3)         1.0%
      Harve A. Ferrill........          272,300(4)         6.2%
      Harold E. Guenther......            3,000              *
      Duane R. Kullberg.......            2,500              *
      Thomas J. Peterson......            8,000(5)           *
      Herbert S. Wander.......           10,000              *
      Paul G. Yovovich........          203,200(4)         4.6%
      Harvey E. Campbell......           42,000(6)           *
      Randy M. Joseph.........              600(7)           *
      All directors and
       executive officers
       as a group (9 persons)
       (3)(4)(5)(6)(7)........          584,048           13.3%

- --------
*Less than 1 percent of class.
(1) As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership consists of sole voting and investment power.
(2) The number of shares of Common Stock outstanding for calculation of the Percent of Class includes shares of the Company's Common Stock outstanding April 27, 1995, shares issuable under stock options exercisable within 60 days held by executive officers and shares held by, and shares issuable under a warrant held by, Allen & Co. Incorporated. It does not include shares held by or for the account of the Company.

(3) Includes options to acquire 33,424 shares. Excludes options to acquire 100,270 shares of the Company's Common Stock, one-third of which will become exercisable on each of November 2, 1995, 1996 and 1997. Includes 50 shares held by Mr. Anderson's son.
(4) Includes options to acquire 200,000 shares.
(5) Shared voting powers.
(6) Includes options to acquire 40,000 shares. Mr. Campbell retired as executive officer of the Company on November 30, 1994.
(7) Excludes options to acquire 5,000 shares of the Company's Common Stock, 20 percent of which will become exercisable on November 21, 1995, and each of the following four anniversaries thereof.

SECTION 16 OF THE SECURITIES EXCHANGE ACT

  Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), requires the Company's officers, directors and persons who own greater than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that during 1994 all Section 16 filing requirements applicable to its officers, directors and 10 percent beneficial owners were complied with by such persons.

                             EXECUTIVE COMPENSATION

  The following table provides information concerning the annual and long-term compensation of the Company's Chief Executive Officer and the other executive officers of the Company whose salary and bonus exceeded $100,000 for services in all capacities to the Company for the fiscal years ended December 31, 1994, 1993 and 1992 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL       LONG TERM
                                          COMPENSATION   COMPENSATION
                                         --------------- ------------
                                                            AWARDS
                                                         ------------
                                                           OPTIONS/    ALL OTHER
                                         SALARY   BONUS      SARS     COMPENSATION
   NAME AND PRINCIPAL POSITION      YEAR   ($)     ($)       (#)          ($)
   ---------------------------      ---- ------- ------- ------------ ------------
Harve A. Ferrill, Chairman          1994 250,000 412,500        0/0      13,356(1)
 and Chief Executive Officer......  1993 175,000 120,000        0/0      15,831(1)
                                    1992 138,316       0  200,000/0      12,922(1)
Paul G. Yovovich, President         1994 200,000 275,003        0/0       6,869(1)
 and Chief Operating Officer(2)...  1993  85,000  80,000  200,000/0         128
Harvey E. Campbell, Executive Vice  1994 110,000  62,498        0/0       8,250(1)
 President--
  Finance and Treasurer(3)          1993  90,000  61,000        0/0       7,896(1)
                                    1992  78,979       0   50,000/0       6,523

- --------
(1) Represents contributions by the Company pursuant to its Thrift Savings Plan managed by Aetna Life Insurance Company and supplemental life insurance paid by the Company.
(2) Mr. Yovovich joined the Company in June 1993.
(3) Mr. Campbell retired as of November 30, 1994, and was succeeded by Randy M. Joseph.

OPTION GRANTS IN LAST FISCAL YEAR

  No options were granted to the Named Officers during 1994. Options to purchase 5,000 shares were granted to the Company's new Chief Financial Officer, Randy M. Joseph, as part of his employment arrangement as provided in the following Table.

                             OPTION GRANTS IN 1994

                                                                        POTENTIAL REALIZABLE VALUE AT ASSUMED
                                                                             ANNUAL RATES OF STOCK PRICE
                                                                          APPRECIATION FOR OPTION TERM (10
                          INDIVIDUAL GRANTS                                           YEARS)(1)
- ----------------------------------------------------------------------  -------------------------------------
                                  PERCENT OF TOTAL EXERCISE                    5%                  10%
                                  OPTIONS GRANTED  OR BASE             ------------------- -------------------
                         OPTIONS/ TO EMPLOYEES IN   PRICE   EXPIRATION PRICE PER AGGREGATE PRICE PER AGGREGATE
NAME                       SARS     FISCAL YEAR     ($/SH)     DATE      SHARE     VALUE     SHARE     VALUE
- ----                     -------- ---------------- -------- ---------- --------- --------- --------- ---------
Randy M. Joseph......... 5,000(2)       100%        $20.25   11/21/04   $32.99    $63,700   $52.52   $161,350

- --------
(1) Potential realizable value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, are dependent on the future performance of the Common Stock and the option holder's continued employment throughout the vesting period. The amounts reflected in this table may not necessarily be achieved.
(2) These options were granted pursuant to the 1993 Stock Option Plan. 1,000 of the shares become exercisable on November 21, 1995, and on each of the next four anniversaries thereof.

1994 YEAR-END OPTION VALUES

  The following table provides information regarding the Named Officers' exercised and unexercised options at December 31, 1994, 350,000 of which were granted pursuant to the 1992 Stock Option Plan and 105,000 of which were granted pursuant to the 1993 Stock Option Plan.

                          1994 YEAR-END OPTION VALUES

                                                          NUMBER OF UNEXERCISED   VALUE OF UNEXERCISED IN-
                                                         OPTIONS AT FISCAL YEAR-    THE-MONEY OPTIONS AT
                                                                 END (#)             FISCAL YEAR-END($)
                         SHARES ACQUIRED VALUE REALIZED ------------------------- -------------------------
NAME                     ON EXERCISE(#)     ($) (1)     EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
- ----                     --------------- -------------- ------------------------- -------------------------
Harve A. Ferrill........          0               0             200,000/0              3,000,000/0(2)
Paul G. Yovovich........          0               0             200,000/0              2,450,000/0(2)
Harvey E. Campbell......      5,000         104,375              45,000/0                675,000/0(2)
Randy M. Joseph.........          0               0               0/5,000                      0/0(2)

- --------
(1) An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the increase in the price of the Company's common stock from the option award date to the option exercise date. No cash would be realized until shares acquired upon exercise of an option were sold.
(2) Based upon the $20.00 closing price of the Company's Common Stock on the Nasdaq National Market on December 31, 1994.

PENSION PLAN

  The Company maintains a defined benefit pension plan covering all eligible employees (those with one year of service and who have attained the age of 21).

  The following table sets forth the estimated annual benefits payable upon retirement under the Company's defined benefit pension plan for specified compensation and years of service classifications.

                             PENSION PLAN TABLE (1)

    AVERAGE
 EARNINGS FOR
LAST FIVE YEARS                                YEARS OF SERVICE
     PRIOR                      -----------------------------------------------
 TO RETIREMENT                    10      15      20      25      30      35
- ---------------                 ------- ------- ------- ------- ------- -------
  $110,000..................... $26,237 $39,355 $39,640 $39,925 $40,210 $40,495
   120,000.....................  28,570  42,855  43,140  43,425  43,710  43,995
   130,000.....................  30,903  46,355  46,640  46,925  47,210  47,495
   140,000.....................  33,237  49,855  50,140  50,425  50,710  50,995
   150,000.....................  35,570  53,355  53,640  53,925  54,210  54,495
   160,000.....................  37,903  56,855  57,140  57,425  57,710  57,995
   170,000.....................  40,237  60,355  60,640  60,925  61,210  61,495
   180,000.....................  42,570  63,855  64,140  64,425  64,710  64,995
   190,000.....................  44,903  67,355  67,640  67,925  68,210  68,495
   200,000.....................  47,237  70,855  71,140  71,425  71,710  71,995
   210,000.....................  49,570  74,355  74,640  74,925  75,210  75,495
   220,000.....................  51,903  77,855  78,140  78,425  78,710  78,995
   230,000.....................  54,237  81,355  81,640  81,925  82,210  82,495
   240,000.....................  56,570  84,855  85,140  85,425  85,710  85,995
   250,000.....................  58,903  88,355  88,640  88,925  89,210  89,495
   260,000.....................  61,237  91,855  92,140  92,425  92,710  92,995
   270,000.....................  63,570  95,355  95,640  95,925  96,210  96,495
   280,000.....................  65,903  98,855  99,140  99,425  99,710  99,995
   290,000.....................  68,237 102,355 102,640 102,925 103,210 103,495
   300,000.....................  70,570 105,855 106,140 106,425 106,710 106,995

- --------
(1) The benefit amounts listed in the table are computed on a straight-life annuity basis and are not subject to any deductions for Social Security benefits.

  The annual pension benefits of a participant in the Company's defined benefit pension plan are the sum of: (i) $57 multiplied by the number of years of service completed; and (ii) 2 1/3 percent of the participant's average annual base wages for the five years prior to retirement multiplied by the number of years of service completed (not exceeding 15 such years).

  The estimated number of years of service credited to the Named Officers under the pension plan and their current compensation covered by the plan is four years and $250,000 for Mr. Ferrill and one year and $200,000 for Mr. Yovovich.

EMPLOYMENT AGREEMENTS

  The Company is party to employment agreements with Messrs. Ferrill, Yovovich and Joseph. The Compensation Committee of the Company's Board of Directors has established, effective January 1, 1994, the base annual salaries paid to Messrs. Ferrill and Yovovich at $250,000 and $200,000, respectively. Mr. Joseph's annual salary was set at $110,000 as part of his becoming Chief Financial Officer of the Company. The salaries of Messrs. Ferrill, Yovovich and Joseph may be further increased by the Compensation Committee.

  The employment agreements of Messrs. Ferrill and Yovovich each specify that the date upon which the term of their employment with the Company ("Employment Period") is deemed to have ended depends upon the reason for their termination. Each of the employment agreements provide that if the Company discharges the executive other than "for cause" or by reason of his disability, or if the executive resigns because the Company has reduced his salary or changed his duties or because a change in circumstances affecting management prevents him from exercising his authorities or powers, then the Employment Period will be deemed, for purposes of the below-described severance payment, to have continued until the third anniversary of the date of such termination. In these circumstances, the executive will be entitled to receive from the Company, within 60 days after such discharge or resignation, a lump-sum severance payment equal to the salary payments he would have received, and the pension benefits he would have accrued, during the remainder of the Employment Period.

  Pursuant to each of the employment agreements with Messrs. Ferrill and Yovovich, if the executive resigns for any reason other than those listed above, his Employment Period will be deemed to have ended 30 days after the date on which the executive notified the Company of such resignation. If the Company discharges the executive "for cause", the Employment Period will terminate immediately upon notice. In neither of these instances will the executive be entitled to receive severance payments. If the Company discharges the executive by reason of his disability, the executive will receive salary payments through the first anniversary of the commencement of the disability. If the executive should die during the Employment Period or while receiving such disability payments, his surviving spouse or estate will be paid a lump sum equal to the executive's annual salary (less the amount of any disability payments made).

  The terms of Mr. Joseph's employment agreement specify that if by July 21, 1995, his employment is terminated by the Company other than for cause, he shall be paid six months' salary plus an amount to provide health care insurance for one year. If after July 21, 1995, his employment is terminated by the Company other than for cause, or if by July 21, 1995, his employment is terminated other than for cause by a change in control, he shall be paid one year's salary plus an amount to provide health insurance for one year.

  On March 14, 1994, the Compensation Committee approved a supplemental retirement benefit for Mr. Ferrill in the amount of $125,000 payable annually as a single life annuity beginning on the date on which Mr. Ferrill attains at least the age of 65. This amount would be reduced by benefits payable from the Company's defined benefit pension plan and from its defined contribution plan based upon the Company's contributions.

CERTAIN TRANSACTIONS

  Pursuant to a consulting agreement, Hamilton Capital Partners, one of the partners of which is Roger E. Anderson, a director, was entitled to a minimum fee of $100,000 in 1994 and an additional fee calculated pursuant to a formula based on the return on equity of Europe Tax-Free Shopping Ltd. ("ETS") (offset by the minimum fee payment). In 1994, the amount of the additional fee earned was $334,152. The agreement ran through December 31, 1994, and was not extended. The terms of the agreement specify that since the agreement was not extended, the Company will be obligated to pay Hamilton Capital Partners an amount in both 1995 and 1996 pursuant to a formula based on ETS's return on equity.

  William W. Staudt served as a director of the Company until he resigned on December 31, 1994. Mr. Staudt is a partner with Hamilton Capital Partners. At the time of his resignation, the Company entered into a joint venture with him to develop a trade-related promotion business.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Herbert S. Wander, a director of the Company, is a professional corporate member of Katten Muchin & Zavis, a law firm. Katten Muchin & Zavis has provided, and will continue to provide, legal services to the Company.

COMPENSATION COMMITTEE REPORT

  In March 1993, the Company established a Compensation Committee to adopt a compensation policy and set of goals that will attract, retain and incentivize the executive officers of the Company with a view to enhancing stockholder value. The Compensation Committee has adopted an executive compensation policy that is intended to maintain for the Company a small cadre of highly qualified and professional executives that are motivated to increase shareholder value. During 1994, the Compensation Committee reviewed the performance of the Company's executive officers, particularly their role in expanding ETS, overseeing the ETS operations and implementing strategic planning for the Company and ETS.

 Salary

  Based on its review of the performance of the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer--Messrs. Ferrill, Yovovich and Campbell--the Compensation Committee set the 1994 annual salaries for these officers at $250,000 for Mr. Ferrill, $200,000 for Mr. Yovovich and $110,000 for Mr. Campbell. To supplement the annual salaries and to incentivize the executive officers, the Compensation Committee also adopted a 1994 Performance Bonus Plan ("1994 Bonus Plan") as described below. Mr. Yovovich was elected President, Chief Operating Officer and a Director of the Company on June 15, 1993.

  The Compensation Committee has established the 1995 annual salaries for Messrs. Ferrill and Yovovich at the same rate as they received in 1994. Mr. Campbell retired on November 30, 1994, and was succeeded by Randy M. Joseph. Under Mr. Joseph's negotiated employment arrangement, he will receive a 1995 salary of $110,000.

 Bonus

  The Compensation Committee adopted the 1994 Bonus Plan to motivate the Company's executive officers to earn additional compensation if the established performance goals were achieved and also in recognition of the significantly increased responsibilities of the executive officers as a result of the ETS acquisition. The performance standards were established by the Compensation Committee based upon the experience of its members and their subjective judgment that such standards would provide incentive to the executive officers; if the goals were achieved, the stockholders would be benefitted significantly; and that the bonus compensation to be earned would be appropriate in view of the value that would accrue to the Company's stockholders. The 1994 Bonus Plan was based solely upon increases in earnings per share (calculated after bonus accrual but before extraordinary or one-time unusual items) achieved in 1994 as compared to 1993. No Bonus would be payable unless there was a 10 percent increase in earnings per share and the Bonus Pool was set at a maximum of $750,000.

  The Compensation Committee has adopted a similar Performance Bonus Plan for 1995 ("1995 Bonus Plan"); no payments will be made under the 1995 Bonus Plan unless a 5 percent increase in earnings per share is achieved in 1995 over the earnings per share achieved in 1994; the 1995 Bonus Plan is also capped at $750,000. Because of the changes in the European Union that took place January 1, 1995, and because of the unusually outstanding performance achieved by the Company in 1994, the Compensation Committee does not anticipate that the bonuses paid under the 1995 Bonus Plan will be as high as those paid under the 1994 Bonus Plan.

  The Compensation Committee believes that compensation paid pursuant to the 1995 Bonus Plan to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code ("Section 162(m)") since the aggregate bonus payments that can be made to all of the Company's three executive officers cannot exceed $750,000 and none of the executive officers can earn cash compensation in 1995 that would be subject to the Section 162(m) limitation.
Section 162(m) provides that compensation paid to any of the Company's three executive officers in excess of $1 million cannot be deducted by the Company for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders.

 Stock Options

  No stock options were granted Messrs. Ferrill, Yovovich or Campbell during 1993 or 1994 except as part of Mr. Yovovich's negotiated employment agreement, under which he was granted in 1993 ten-year options to purchase a total of 200,000 shares of the Company's Common Stock, 100,000 at an exercise price of $7.50 per share and 100,000 at $8.00 per share, which were the fair market values of the Company's Common Stock on the dates of the grants. Mr. Joseph was granted ten-year options to purchase 5,000 shares of the Company's Common Stock at an exercise price of $20.25 per share as part of his becoming Chief Financial Officer of the Company. The Compensation Committee has under consideration the granting of stock options to the three executive officers during 1995.

  Based on regulations proposed by the Internal Revenue Service under Section 162(m), the Compensation Committee believes any compensation deemed earned by the Company's executive officers upon exercise of any of the outstanding stock options will be deductible by the Company under Section 162(m).

                                          1994/1995 Compensation Committee
                                          Thomas J. Peterson
                                          Duane R. Kullberg
                                          Herbert S. Wander, Chairman

                               PERFORMANCE GRAPH

  The following graph shows a five year comparison of cumulative total returns for the Company, the Russell 2000 Index and the Russell 2000 Financial Services Group. The comparison assumes $100 was invested on December 31, 1989, in the Company's Common Stock, in the Russell 2000 Index and in the Russell 2000 Financial Services Group and assumes the reinvestment of all dividends, if any.

                             [GRAPH APPEARS HERE]

                                    1989   1990   1991   1992   1993   1994
      -----------------------------------------------------------------------
        . Advance Ross Corporation  100.00 102.47  92.59 155.56 367.90 395.06
      -----------------------------------------------------------------------
        (D) Russell 2000 Index      100.00  80.49 117.56 139.21 165.52 162.51
      -----------------------------------------------------------------------
        [_] Russell 2000 Financial
         Services                   100.00  72.60 119.98 177.63 218.34 219.69


               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 2)

  The Board of Directors has appointed Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 1995. This appointment is conditioned upon the ratification of the appointment by an affirmative vote of a majority of the outstanding shares of the Company's Common Stock voting in person or by proxy at the Annual Meeting. If the appointment is not so approved, the Board of Directors of the Company will reconsider its selection of independent auditors. A representative of Deloitte & Touche LLP will be present at the meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to questions.

  The Board of Directors recommends that stockholders vote FOR the ratification of Deloitte & Touche LLP as independent auditors for 1995.

                          FUTURE STOCKHOLDER PROPOSALS

  Stockholders should note that in order to be considered (i) for inclusion in the Proxy Statement for the 1996 Annual Meeting of Stockholders or (ii) at such 1996 Annual Meeting, stockholder proposals must be received by the Company no later than February 23, 1996.

                               ----------------

  The solicitation of proxies in the form which accompanies this Proxy Statement is made on behalf of the Board of Directors of the Company. Proxies in such form will confer discretionary authority with respect to any other matters which may properly be brought before the meeting.

  The Annual Meeting of Stockholders will be held for the transaction of business described above and for the transaction of such other business as may properly come before the meeting. At the date of this Proxy Statement, the only business which management intends to present, or knows that others will present, is that described in this Proxy Statement. If other matters properly come before the meeting, the Proxies, in their discretion, are authorized to vote upon such other business.

                                          By order of the Board

                                          Harve A. Ferrill
                                          Chairman of the Board and Chief
                                           Executive Officer

Dated: May 4, 1995

                            ADVANCE ROSS CORPORATION
                         PROXY FOR 1995 ANNUAL MEETING

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                 BOARD OF DIRECTORS OF ADVANCE ROSS CORPORATION

TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF ADVANCE ROSS CORPORATION, SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

The undersigned holder of Common Stock, par value $.01 per share, of Advance Ross Corporation (the "Company") hereby appoints Harve A. Ferrill and Randy M. Joseph, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the annual meeting of stockholders (the "Annual Meeting") to be held on Monday, June 5, 1995, at 10:00 a.m., local time, at the LaSalle Bank Building, Room 1204, 135 S. LaSalle Street, Chicago, Illinois, and at any adjournments thereof, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON. THE UNDERSIGNED STOCKHOLDER HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT.

               (Continued and to be signed on the reverse side.)

- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .

                                                --------------------------------
                                                  I PLAN TO ATTEND THE MEETING
                                                              [_]
                                                --------------------------------

1. Election of Directors.

              FOR all nominees                 WITHHOLD
             listed to the right              AUTHORITY to
              (except as marked           vote for all nominees
              to the contrary)           listed to the right
                    [_]                          [_]

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

               Harve A. Ferrill               Roger E. Anderson

If a nominee becomes unavailable for election or unable to serve as a director, the votes will be cast for a person that will be designated by the Board of Directors of the Company.

2. Ratification of the appointment of Deloitte & Touche LLP as the independent public auditors of the Company.

                       For        Against        Abstain
                       [_]          [_]            [_]

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, or any adjournments thereof.

                                 Please date and sign exactly as the name appears hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. Only one signature is required in the case of stock ownership in the name of two or more persons, but all should sign if possible.

                                 Date:
                                      ------------------------------------------

                                 -----------------------------------------------
                                            Signature of Stockholder(s) or
                                             Authorized Representative(s)


PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.

IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND
RETURN ALL CARDS IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

PLEASE MARK YOUR CHOICE LIKE THIS [_] IN BLUE OR BLACK INK
- --------------------------------------------------------------------------------
"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD
YOUR VOTES"
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .